Putnam RetirementReady 2040 Fund
7/31/06 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
Class A	235
Class B	*
Class C	*

72DD2 (000s omitted)
Class M	*
Class R	--
Class Y	146

73A1
Class A	1.179
Class B	0.798
Class C	0.643

73A2
Class M	0.834
Class R	--
Class Y	1.312

74U1 (000s omitted)
Class A	303
Class B	2
Class C	*

74U2 (000s omitted)
Class M	*
Class R	1
Class Y	160

* Represents less than 1(000s omitted)

74V1
Class A	72.11
Class B	69.82
Class C	70.00

74V2
Class M	70.03
Class R	73.56
Class Y	78.47